Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES




                                                               Six Months Ended
                                                                  June 30, 2001
                                                                ----------------
                                                                    (Dollars in
                                                                     thousands)
EARNINGS
Income from Continuing Operations before income taxes                 $ 167,646
Add (Deduct):
 Earnings on Equity Method                                              (16,995)
 Distributions from Minority Subsidiaries                                 6,960
                                                                      ---------
                                                                      $ 157,611

Add fixed charges:
 Consolidated interest expense                                        $  17,132
 Deferred debt expense                                                      391
 Interest Portion (1/3) of Consolidated Rent Expense                      5,466
                                                                      ---------
                                                                      $ 180,600
                                                                      =========

FIXED CHARGES
 Consolidated interest expense                                        $  17,132
 Deferred debt expense                                                      391
 Interest Portion (1/3) of Consolidated Rent Expense                      5,466
                                                                      ---------
                                                                      $  22,989
                                                                      =========

RATIO OF EARNINGS TO FIXED CHARGES                                         7.86
                                                                      =========

Tax-Effected Preferred Dividends                                      $      58
Fixed Charges                                                            22,989
                                                                      ---------
 Fixed Charges and Preferred Dividends                                $  23,047
                                                                      =========

RATIO OF EARNINGS TO FIXED CHARGES
 AND PREFERRED DIVIDENDS                                                   7.84
                                                                      =========